EXHIBIT 99.2


                               OPERATING AGREEMENT

                    Direct Merchants Credit Card Bank, N.A.;
                             Metris Companies Inc.;
                                       and
                  the Office of the Comptroller of the Currency

         WHEREAS, on or about January 23, 2003, Direct Merchants Credit Card Bank, N.A., Scottsdale, Arizona ("DMCCB" or "Bank"), submitted a request to the Comptroller of the Currency of the United States of America ("Comptroller," "OCC," or "agency") for approval to pay a dividend to its ultimate parent company, Metris Companies Inc. ("Parent" or "Metris"); and

         WHEREAS, the Bank's request for approval to pay a dividend to Metris was submitted to the Comptroller as required by 12 U.S.C. ss. 60(b); 12 C.F.R. ss. 5.64(b); and the Formal Agreement entered into by and between the Bank and the OCC on April 16, 2002; and

         WHEREAS, on March 18, 2003, the OCC granted conditional approval of the payment of the dividend, subject to compliance with certain requirements and conditions imposed in writing ("Conditional Approval"), including the execution of this Operating Agreement ("Agreement"); and

         WHEREAS, the Bank, Metris, and the Comptroller seek to ensure that the Bank will continue to operate safely and soundly and in accordance with this Agreement that has been approved by the OCC;

         NOW, THEREFORE, the Bank, by and through its duly elected Board of Directors ("Board"), Metris, by and through its duly elected Board, and the Comptroller, by his authorized representative, agree as follows:


                                    ARTICLE I
                                  JURISDICTION

         (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. ss.ss. 1818(b)(1) and 1818(e).

         (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. ss. 1818(i)(2) and becomes effective immediately upon its execution by all parties ("Effective Date").

         (3) All correspondence related to this Agreement, and any information, documentation, reports, plans and/or other written submissions which the Bank or its Board have agreed to submit pursuant to this Agreement shall be forwarded, by overnight mail, to:

         Director for Special Supervision
         Office of the Comptroller of the Currency
         250 E Street, S.W., Mail Stop 6-4
         Washington, DC  20219

with a copy sent by overnight mail to:

         Assistant Deputy Comptroller for Credit Card Banks
         Office of the Comptroller of the Currency
         50 Fremont Street, Suite 3900
         San Francisco, CA  94105-2292

         Examiner-in-Charge of Direct Merchants Credit Card Bank, N.A. Office of the Comptroller of the Currency
         9633 South 48th Street, Suite 265
         Phoenix, AZ  85044-8629


                                   ARTICLE II
                              APPROVAL REQUIREMENTS

         (1) The Bank acknowledges that it is obligated to comply with the conditions and requirements detailed in this Agreement and in the Conditional Approval, hereinafter collectively referred to as "Approval Requirements."


                                   ARTICLE III
                       CORPORATE STRUCTURE AND GOVERNANCE

         (1) The Board of the Bank shall at all times ensure that its management and officers have the knowledge and skills necessary to execute the Bank's strategic plan and manage the Bank's risk.

         (2) The Board of the Bank shall maintain and ensure Bank adherence to policies and procedures that preserve the Bank's separate corporate identity, including without limitation, the maintenance of books and records that are separate and apart from Metris, under the control of the Bank, and readily available to OCC personnel upon request.

         (3) Within thirty (30) days of the Effective Date, the Bank's Board shall be comprised of a majority of directors who are independent of the Bank and any affiliate of the Bank. In addition, the Bank's Audit Committee shall be comprised entirely of directors who are independent of the Bank and any affiliate of the Bank.

         (4) The Bank shall continue to comply with the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") annual financial audit requirements of 12 C.F.R. ss. 363 until its asset size is reduced to $500 million or less. Once the Bank's asset size is $500 million or less, the Bank shall, on an annual basis, obtain an independent external audit that is separate from the audit of Metris and that is sufficient to render an opinion on the financial statements of the Bank.

         (5) The Board of the Bank shall at all times ensure an adequate system of internal controls appropriate to the Bank's size, scope of operations, and risks of its activities, in accordance with a written action plan adopted by the Board of the Bank and submitted to the Comptroller for review. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

         (6) The Board of the Bank shall ensure adherence to an independent, internal audit program sufficient to support the Bank's risk profile, size, and complexity. The Board of the Bank shall ensure compliance with the internal audit program approved by the Board.

         (7) The Board of the Bank shall ensure adherence to the Compliance and Operational Risk Management Program as approved by the Board of the Bank and to which the Comptroller has provided a determination of non-objection. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the Compliance and Operational Risk Management Program, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

         (8) The Board of the Bank shall ensure that control functions, including compliance, quality assurance, and internal audit, are adequately staffed with respect to both the experience level and number of individuals employed.


                                   ARTICLE IV
                          ASSET AND LIABILITY STRUCTURE

         (1) The Bank shall reduce its on-balance sheet Credit Card Receivables in accordance with the following schedule: (i) no more than $550 million in Credit Card Receivables on the Bank's books by December 31, 2003; and (ii) $0 in Credit Card Receivables on the Bank's books by December 31, 2004. While the Bank is reducing its Credit Card Receivables in accordance with this paragraph, the mix of Subprime Credit Card Receivables on the Bank's books shall not exceed sixty percent (60%) of Credit Card Receivables measured in both dollars and accounts, unless the OCC poses no objection.

         (2) The Bank shall immediately notify the OCC in writing if it cannot meet the target amounts by the target dates as set forth in paragraph (1) of this Article. Within ten (10) days following this notification, the Bank shall submit a plan to the OCC for its prior supervisory non-objection, which plan shall set forth the Bank's strategy to cure this default within thirty (30) days of receiving a determination of supervisory non-objection from the OCC. The cure period provided by Article XIII shall not apply to this paragraph.

         (3) The Bank shall continue to sell on a daily basis all Credit Card Receivables tied to accounts whose receivables are designated for sale to Metris under the Second Amended and Restated Bank Receivables Purchase Agreement, dated as of January 22, 2002, by and between Metris and the Bank ("Bank Receivables Purchase Agreement"), and any other bank receivables purchase agreements.

         (4) The Bank shall include with its daily liquidity report required by
Article VI, paragraph (1), a written confirmation that all Credit Card Receivables required to be sold pursuant to the terms of paragraph (3) of this Article and of the Bank Receivables Purchase Agreement, or any other bank receivables purchase agreements, have been sold in accordance with the terms thereof. Such confirmation shall include the dollar volume of Credit Card Receivables sold each day, including any receivables sold pursuant to paragraph
(1) of this Article.

         (5) In the event the daily sale of Credit Card Receivables required by paragraph (3) of this Article does not occur on any day or transaction receivables are not pre-funded as required by First Data Resources, the Bank shall immediately notify the OCC and Metris. In the event Metris fails, after the notice required by this paragraph has been given, to comply with the liquidity provisions of the Capital Assurances and Liquidity Maintenance Agreement ("CALMA") as required, the Bank shall, at the direction and sole discretion of the OCC, cease (i) granting additional extensions of credit or approval of any authorizations on credit cards issued by the Bank; and (ii) issuing additional credit cards. The cure period provided by Article XIII shall not apply to this paragraph.

         (6) Prior to revising the existing Bank Receivables Purchase Agreement, or entering into any new bank receivables purchase agreements, the Bank shall certify to the OCC that the new bank receivables purchase agreement or revised Bank Receivables Purchase Agreement comply with 12 U.S.C. ss.ss. 371c and 371c-1.

        (7) Within fifteen (15) days from the Effective Date, the Bank shall develop and submit to the Comptroller a plan to reduce the Bank's reliance upon deposits to fund its operations. The plan required by this paragraph shall be consistent with the strategic plan required by Article VIII, and prior to being implemented, shall receive the Comptroller's determination of supervisory non-objection.


                                    ARTICLE V
                                     CAPITAL

          (1) The Bank shall establish and at all times thereafter maintain minimum capital in the aggregate amount of: (i) the Liquidity Reserve Deposit ("LRD") Requirement described in Article VI; (ii) the result of the two-hundred percent (200%) risk-weight applied to on-book Subprime Credit Card Receivables; and (iii) the minimum capital required pursuant to 12 C.F.R. Part 3, Appendix A, for well-capitalized institutions for all remaining assets owned by the Bank (collectively, the "Required Capital"). The Bank shall calculate the Required Capital as of month-end no later than the twentieth (20th) day of the following month, and shall submit to the OCC a written certification showing this calculation and signed by the Chief Financial Officer and one director of the Bank. In any month that the calculation shows that the Bank's capital level is below the Required Capital, the Bank shall notify the OCC by 5:00 P.M. PST (or
PDT) of the next business day after making the calculation, and make written demand upon Metris for contribution of capital, in accordance with the terms of the CALMA required by paragraph (3) of this Article. As long as the Bank is in compliance with this Agreement and with applicable statutory and regulatory requirements, including 12 U.S.C. ss.ss. 56 and 60(a), the Bank may declare and pay dividends to Metris.

         (2) If the Bank's capital falls below the Required Capital set forth in paragraph (1) of this Article and the deficiency is not corrected within three
(3) business days after the Bank provides notice to the OCC and Metris as required by paragraph (1) of this Article, the Bank will be deemed to be "undercapitalized" for purposes of the Prompt Corrective Action ("PCA") statute and implementing regulations (12 U.S.C. ss. 1831o and 12 C.F.R. Part 6) and the OCC may take whatever action it deems appropriate as if the Bank were undercapitalized under PCA. The cure period provided by Article XIII shall not apply to this paragraph.

         (3) On or before the Effective Date, the Bank and Metris shall execute a CALMA in a form to which the Comptroller has provided a determination of supervisory non-objection.

         (4) On or before the Effective Date, the Bank shall provide the OCC with: (i) the fully executed CALMA entered into by and between the Bank and Metris; and (ii) the resolutions adopted by the Boards of the Bank and Metris evidencing the respective Boards' approvals and authorizations to enter into and be bound by the CALMA.

         (5) The Bank shall take all actions to enforce the terms of the CALMA. The Bank shall not modify, amend or terminate, or agree or consent to modify, amend or terminate the CALMA without the prior written determination of supervisory non-objection of the OCC. Furthermore, the Bank shall not assign, or agree or consent to assign the CALMA without the prior written determination of supervisory non-objection of the OCC.


                                   ARTICLE VI
                                    LIQUIDITY

         (1) The Bank shall at all times maintain sufficient Liquid Assets, as defined in Article XII, to meet the daily liquidity needs of the Bank. Commencing on the Effective Date, the Bank shall prepare a daily liquidity report reflecting the amount of deposits and other liabilities, including settlement obligations owed to MasterCard International Incorporated ("MasterCard(R)") maturing in the next thirty (30) days, together with forecasted on-book and off-book Credit Card Receivables growth (including expected credit card usage and collections); the level of Liquid Assets; and other available committed financing facilities available for payment of these deposits, other liabilities, and funding of forecasted growth (daily liquidity needs), as well as the confirmation required by Article IV, paragraph (4), that Credit Card Receivables have been sold. This daily liquidity report shall be provided to the OCC by 5:00 P.M. PST (or PDT) of the next business day. On a daily basis, the Bank shall maintain, at a minimum, Liquid Assets of not less than one-hundred percent (100%) of the deposits and other liabilities coming due in the next thirty (30) days. If at any time the Bank possesses insufficient Liquid Assets necessary to meet the daily liquidity requirement, the Bank shall, on the day the liquidity requirement is not met, notify the OCC and make a written demand upon Metris to provide the necessary liquidity under the terms of the CALMA.

         (2) At all times, the Bank shall maintain Marketable Assets, as defined in Article XII, in an amount equal to or in excess of the Bank's insured deposits. The Bank shall submit to the OCC an explanation of the valuation method used to determine the market value of the Marketable Assets for prior determination of supervisory non-objection. On or before the fifteenth (15th) day of each month, the Bank shall submit to the OCC a written certification signed by the Chief Financial Officer and one director of the Bank that the Bank was in compliance with this paragraph for each day during the prior month.

         (3) Within thirty (30) days from the Effective Date, the Bank shall enter into a Liquidity Reserve Deposit Agreement ("LRD Agreement") with a third-party insured depository institution ("Depository Bank") and the OCC, whereby the Bank will maintain Liquid Assets, as defined in Article XII, in an amount and type acceptable to the Comptroller, in the Depository Bank ("LRD Account"), to be used to support the Bank's Credit Card Receivables funding needs (including settlement obligations owed to MasterCard(R)), and requirements in the event Metris or its affiliates fail to purchase Credit Card Receivables in accordance with the Bank Receivables Purchase Agreement as required by
Article IV. The terms of the LRD Agreement and the Depository Bank shall be acceptable to the Comptroller. The amount of Liquid Assets required under this paragraph, which may be used in calculating the Bank's capital level required by this Agreement, shall be maintained, at a minimum, in an amount as described in Exhibit A, which is incorporated by reference herein, ("LRD Requirement"). The Bank shall determine the amount of Liquid Assets on a prospective basis, and make adjustments on or before the first (1st) day of the month to ensure that sufficient Liquid Assets are maintained for that month. In the event the balance of the LRD Account exceeds the LRD Requirement, the Bank may reduce the balance in the LRD Account in accordance with paragraph (4) of this Article and the terms of the LRD Agreement.

         (4) On or before the fifteenth (15th) day of each month, the Bank shall submit a written certification to the OCC which contains: (i) the LRD Requirement for that month; (ii) the supporting documentation used in calculating the LRD Requirement; (iii) the value of the Liquid Assets currently in the LRD Account; and (iv) the necessary documentation for the Comptroller's concurrence of any reduction to be made to the LRD Account, and signed by the Chief Financial Officer and one director of the Bank. All changes to the LRD Account shall be made pursuant to the terms of the LRD Agreement.

         (5) As part of the Bank's liquidity risk management process, the Board of the Bank shall ensure that a written Contingency Funding Plan ("CFP") is completed and approved by the Board of the Bank each quarter, or when a change occurs which has a material impact on the Bank or the Parent's liquidity funding positions. The Bank shall provide a copy of any such changes of the CFP to the Comptroller for determination of supervisory non-objection.


                                   ARTICLE VII
                                BOOKS AND RECORDS

     (1) The Bank shall provide the OCC with all information and reports as requested by the OCC within the time specified by the OCC so that the OCC is able to evaluate the Bank's and Metris' overall financial condition, significant trends, and relations between affiliates that may influence the Bank's risk profile, including documentation relating to the CALMA.

         (2) The Bank and Metris shall provide all OCC personnel with prompt and unrestricted access to the books, records and staff of the Bank and its affiliates, including Metris, and shall provide full and complete details and purposes of the transactions by and between the Bank and its affiliates, including Metris, to OCC personnel upon inquiry.


                                  ARTICLE VIII
                                 STRATEGIC PLAN

         (1) Within sixty (60) days from the Effective Date, the Board shall approve and the Bank shall submit to the OCC its written strategic plan, consistent with the Metris strategic plan, covering at least a three (3) year period. The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, product line development and marketing segments, together with strategies to achieve those objectives and, at a minimum include:

     (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

     (b) an explanation of how the Bank's strategic goals and objectives interrelate with those of Metris;

     (c)  an assessment of the Bank's present and future operating environment;

     (d) the development of strategic goals and objectives to be accomplished over the short and long term, including, but not limited to, strategies for reducing on-book Credit Card Receivables to a level equal to zero in accordance with this Agreement. These strategic goals and objectives shall include interim target dates and target amounts;

     (e)  the development of a defined funding strategy;

     (f) an identification of the Bank's present and future product lines and market segments, including the Bank-related activities of Metris, that will be utilized to accomplish the strategic goals and objectives;

     (g) an evaluation of the Bank's internal operations, staffing requirements, Board and management information systems, and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives;

     (h) specific plans to outsource functions and responsibilities to third parties or affiliates;

     (i)  specific   plans  to  accomplish   identified   strategic   goals  and
          objectives, including individual responsibilities, accountability and specific time frames;

     (j) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

     (k)  control  systems  to  mitigate  risks   associated  with  planned  new
          products, growth, or any proposed changes in the Bank's operating environment;

     (l) specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank's operating environment; and

     (m) systems to monitor the Bank's progress in meeting the plan's goals and objectives.

         (2) Prior to implementation of the strategic plan, a copy of the plan shall be forwarded to the OCC for review and determination of supervisory non-objection. Upon receipt of the OCC's supervisory non-objection, the Board of the Bank shall implement and ensure adherence to the strategic plan.

         (3) The Board of the Bank shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the strategic plan developed pursuant to this Article and ensure that the plan is updated on an annual basis to cover the next three (3) years.

         (4) Prior to making any changes that may have a material impact on the strategic plan adopted pursuant to this Article, the Bank shall provide the OCC with fifteen (15) days advance written notice of such changes and shall not implement such changes without first receiving a determination of supervisory non-objection from the OCC. For purposes of this paragraph, changes that may have a material impact on the strategic plan include, but are not limited to, any significant deviations from or material changes to: (i) marketing strategies, marketing partners, or acquisition channels; (ii) underwriting practices and standards for account and/or portfolio acquisitions; (iii) account management strategies and test programs; (iv) collection strategies, partners, or operations; (v) fee structure or fee application methods; (vi) accounting processes and practices; (vii) funding strategies and capital maintenance;
(viii) current business focus, for example, entrance into or exiting from a business segment; and (ix) any other changes in personnel, operations or external factors that may have a material impact on the Bank's operations or financial performance. The prior notice shall cover proposed deviations or changes at the Parent or other affiliates if such deviations or changes have the potential to affect transactions involving the Bank or other relations with the Bank, or to result in reportable changes to the Bank's business plan or operations.


                                   ARTICLE IX
                             AFFILIATE TRANSACTIONS

          (1) The Bank shall ensure that all contracts and agreements between the Bank and any affiliate are in compliance with 12 U.S.C. ss.ss. 371c and 371c-1, and 12 C.F.R. Part 223 ("Regulation W"). The Bank shall maintain records and documentation showing that all contracts and agreements with affiliates are in compliance with 12 U.S.C. ss. ss. 371c and 371c-1, and OCC personnel shall have prompt and unrestricted access to these records and documentation.

         (2) The Bank shall not enter into any new contract or agreement, or modify, revise or renew any existing contract or agreement, with any of its affiliates unless the contract or agreement provides that the affiliate agrees to comply with the terms of the contract or agreement, and to provide for reasonable time for transition to a successor to the affiliate, if requested by the Bank or any successor to the Bank's rights under the contract or agreement. In addition, within thirty (30) days from the Effective Date, the Bank shall revise the Credit Card, Modeling, Servicing, Customer Service, Collections and Administration Agreement entered into by and between the Bank and Metris Direct, Inc. to include this provision.

         (3) The Bank shall submit to the OCC, for a determination of supervisory non-objection, (i) any new contract or agreement with any of its affiliates, and (ii) any modifications, revisions or renewals of any existing contract or agreement with any of its affiliates.


                                    ARTICLE X
                             CREDIT RISK MANAGEMENT

     (1) The Board of the Bank shall continue to maintain a Credit Policy Committee that is comprised of at least five (5) executive officers from key functional areas (e.g. marketing, operations, compliance, legal, etc), which shall be responsible for ensuring Bank adherence to the Bank's credit policy ("Credit Policy Committee").

     (a) The Credit Policy Committee shall meet at least monthly and review and approve:

        (i)   new account acquisition solicitations and marketing campaigns;

        (ii)  account management strategies;

        (iii) collection strategies; and

        (iv)  key credit portfolio indicators and performance results.

     (b) The Credit Policy Committee shall maintain complete written minutes of each meeting, and present a monthly report of its actions to the Board of the Bank for the Board's review and approval at its next regularly scheduled meeting.

     (2) The Board of the Bank shall ensure credit risk management maintains a disciplined test and control environment in adherence to the Board-approved Test and Control Policies.

     (3) The Board of the Bank shall ensure credit risk management personnel, policies, processes and control functions are adequate for the Bank's size, complexity, and risk profile, in accordance with a written action plan adopted by the Board of the Bank and submitted to the Comptroller for review. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

     (4) The Board of the Bank shall ensure that risks identified in the evaluation of issues that impact borrowers' ability to make progress on reducing debt and possible causes for negative amortization are resolved in accordance with a written action plan adopted by the Board of the Bank and submitted to the Comptroller for review. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

     (5)  The  Board  of  the  Bank  shall  ensure   credit  lines  are  managed
appropriately and in conformance with the Federal Financial Institutions Examination Council's Interagency Account Management and Loss Allowance Guidance, OCC Bulletin 2003-1, dated January 8, 2003, using proven credit criteria and a sound process that includes testing, analysis, and controls, in accordance with a written action plan adopted by the Board of the Bank and to which the Comptroller has provided a determination of supervisory non-objection. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

     (6) The Board of the Bank shall ensure debt management/workout and reage programs are properly managed, analyzed, and controlled, in accordance with a written action plan adopted by the Board of the Bank and to which the Comptroller has provided a determination of supervisory non-objection. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during the review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.

     (7) The Board of the Bank shall ensure that the Bank's Allowance for Loan and Lease Losses ("ALLL") is adequate at all times for on-balance sheet assets, in accordance with the ALLL methodology and policy as adopted by the Board of the Bank and which the Comptroller has provided a determination of supervisory non-objection.


                                    ARTICLE XI
                         DEBT WAIVER ADMINISTRATION

     (1) The Board of the Bank shall ensure that the Bank's "Account Protection Plus" and "Account Benefit Plan" (collectively, "Debt Waiver Products") are managed properly and prudently, in accordance with a written action plan adopted by the Board of the Bank and to which the Comptroller has provided a determination of supervisory non-objection. On at least an annual basis, as appropriate, management shall review with the Board of the Bank the goals and objectives of the written action plan, and the Bank shall make changes, as warranted, to address any deficiencies noted during this review. The Bank shall provide a copy of any such changes to the Comptroller for determination of supervisory non-objection.


                            ARTICLE XII DEFINITIONS

     (1) For purposes of this Agreement, the following terms shall have the below-described meanings:

     (a) The term "Credit Card Receivables" will have the same meaning as receivables required to be reported as loans on line 6-a of schedule RC-C of the Consolidated Reports of Condition and Income. For purposes of this Agreement, "Credit Card Receivables" will not be netted against unearned income, any applicable allocated transfer risk reserve, deposits accumulated for the payment of personal loans, or credit balances.

     (b) The term "Capital Assurances and Liquidity Maintenance Agreement" shall mean that certain agreement entered into between Metris and the Bank pursuant to the terms of this Agreement.

     (c) The term "Liquidity Reserve Deposit Agreement" shall mean that certain agreement entered into between the Comptroller, the Bank, and a third party insured depository institution pursuant to the terms of this Agreement.

     (d) The term "Subprime" is defined using the same borrower characteristics listed in the interagency Expanded Guidance for Subprime Lending Programs, released in January 2001. For purposes of this Agreement, "Subprime" is defined as a credit card account having a FICO score of 660 or less.

     (e) The term "Liquid Assets" shall include only: (i) cash deposits; (ii) investment securities listed in 12 C.F.R. ss. 1.2 to which the OCC has provided a prior determination of supervisory non-objection; (iii) federal funds sold; (iv) and such other assets to which the OCC has provided a prior supervisory non-objection. The term Liquid Assets shall not include encumbered or pledged assets by lien, right of set off, preference or otherwise; any credit card receivable due and owing to the Bank; nor any other asset pledged as security in any financial transaction with the Bank or any subsidiary, affiliate, related party, or institution- affiliated party of the Bank.

     (f) The term "Marketable Assets" shall include only: (i) Liquid Assets as defined in paragraph (1)(e) of this Article; and (ii) Credit Card Receivables valued at the lower of net book value (calculated monthly) or fair market value (calculated quarterly). The net book value is the result of gross Credit Card Receivables less the ALLL associated with the principal, fees, and finance charges. For the purpose of calculating Marketable Assets, Liquid Assets as defined in paragraph
          (1)(e) of this Article shall, at all times, equal or exceed forty six percent (46%) of total certificates of deposit.

     (g) The term "affiliate" shall be defined as set forth in 12 U.S.C. ss."371c(b)(1).

     (h) The terms "significant deviation" and "material impact" shall mean a material variance from the Bank's strategic plan submitted pursuant to this Agreement, as the term "significant deviation" is further described in PPM 5400-9, Appendix B.

     (i) The term "Comptroller" shall include any duly authorized officers of the OCC.


                                  ARTICLE XIII
                  FAILURE TO COMPLY WITH APPROVAL REQUIREMENTS

         If the OCC determines that the Bank has materially failed to meet any of the Approval Requirements identified in Articles II through XII of this Agreement, then the OCC will provide the Bank with written notice of any such failure to comply with the foregoing requirements and will allow the Bank thirty
(30) days to cure the default. If the Bank fails to cure the default, in the sole discretion of the OCC, the Bank shall, upon the direction of the OCC, submit a voluntary liquidation plan that is consistent with 12 U.S.C. ss. 181 et. seq. and the Comptroller's Licensing Manual, and shall provide for the Bank's liquidation at no cost or loss to the Bank Insurance Fund of the FDIC.


                                   ARTICLE XIV
                              CONCLUDING PROVISIONS

     (1) This Agreement will remain in full force and effect until the OCC, in its sole discretion, elects to terminate said Agreement.

     (2) This Agreement shall not be assigned or transferred to any successor of the Bank or the Parent.

     (3) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

     (4) Any time limitations imposed by this Agreement shall begin to run from the Effective Date. Such time requirements may be extended in writing by the Comptroller or his duly authorized representative for good cause upon written application by the Board of the Bank.

     (5) The provisions of this Agreement shall be effective upon the Effective Date and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller or his duly authorized representative.

     (6) Nothing in this Agreement shall prevent the Bank or Metris from requesting, in writing, amendments to this Agreement as warranted by changing conditions and circumstances at the Bank or Metris. It shall be entirely within the OCC's discretion to grant such amendments.

     (7) To the extent that any of the provisions of this Agreement conflict with the terms found in any existing written agreement between the Comptroller and the Bank, the provisions of this Agreement shall control.

     (8) In each instance in this Agreement in which the Board of the Bank is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall: (i) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement; (ii) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement; (iii) follow-up on any non-compliance with such actions in a timely and appropriate manner; and (iv) require corrective action be taken in a timely manner of any non-compliance with such actions.

     (9) This Agreement is intended, and shall be construed to be a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. ss. 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States of America. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. ss. 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States of America, the United States Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

         IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.


/s/David D. Gibbons                                     March 18, 2003
David D. Gibbons                                              Date
Deputy Comptroller For Special Supervision



        IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/David Booth                                  March 18, 2003
David Booth, Director                              Date

/s/Melvin L. Burstein                           March 18, 2003
Melvin L. Burstein, Director                       Date

/s/Donald M. Combs                              March 18, 2003
Donald M. Combs, Director                          Date

/s/Richard G. Evans                             March 18, 2003
Richard G. Evans, Director                         Date

/s/Roy A. Herberger                             March 18, 2003
Roy A. Herberger, Jr., Director                    Date

/s/Joseph A. Hoffman                            March 18, 2003
Joseph A. Hoffman, Director                        Date

/s/Matthew S. Melius                            March 18, 2003
Matthew S. Melius, Director                        Date

/s/Randie A. Stein                              March 18, 2003
Randie A. Stein, Director                          Date

/s/David D. Wesselink                           March 18, 2003
David D. Wesselink, Director                       Date




        IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of Metris, have hereunto set their hands on behalf of Metris.


/s/David D. Wesselink                           March 18, 2003
David D. Wesselink, Chairman                       Date

/s/Lee R. Anderson, Sr.                         March 18, 2003
Lee R. Anderson, Sr., Director                     Date

/s/C. Hunter Boll                               March 18, 2003
C. Hunter Boll, Director                           Date

/s/John A. Cleary                               March 18, 2003
John A. Cleary, Director                           Date

/s/Thomas M. Hagerty                            March 18, 2003
Thomas M. Hagerty, Director                        Date

/s/David V. Harkins                             March 18, 2003
David V. Harkins, Director                         Date

/s/Walter M. Hoff                               March 18, 2003
Walter M. Hoff, Director                           Date

/s/Thomas H. Lee                                March 18, 2003
Thomas H. Lee, Director                            Date

/s/Edward B. Speno                              March 18, 2003
Edward B. Speno, Director                          Date

/s/Frank D. Trestman                            March 18, 2003
Frank D. Trestman, Director                        Date

/s/Ronald N. Zebeck                             March 18, 2003
Ronald N. Zebeck, Director                         Date






                                    EXHIBIT A

                Liquidity Reserve Deposit Calculation Methodology


The Liquidity Reserve Deposit ("LRD") is intended to fund the amount of Liquid Assets necessary to fund Credit Card Receivables that Direct Merchants Credit Card Bank, N.A., Scottsdale, Arizona ("DMCCB" or "Bank") would potentially have to fund on its balance sheet, including for payment of settlement obligations to MasterCard(R), should the daily purchase of Credit Card Receivables by Metris Companies Inc.1 ("MCI") be interrupted due to liquidity problems or unforeseeable causes. Per the terms of the Operating Agreement, the Bank shall suspend authorizations, upon direction from the Office of the Comptroller of the Currency ("OCC"), if Metris fails to fund its portion of Credit Card Receivables.

Daily Settlement Amount:

The amount of the daily settlement includes previous authorized and unauthorized transactions that take place prior to the Bank suspending authorizations. Due to the "date span" of settlement, authorization postings could trickle in several days after authorizations are suspended.
At the time of settlement, MCI transfers funds to the Bank for its portion of owned Credit Card Receivables. This constitutes the daily purchase of Credit Card Receivables by MCI under the Bank Receivables Purchase Agreement.

Liquidity Reserve Deposit Calculation:

The LRD Requirement will be calculated monthly, in accordance with the terms of the Operating Agreement.

The required amount of the Liquidity Reserve Deposit shall be equal to the Average Number of Days of Unfunded Volume multiplied by the Average Daily Volume Amount minus the Pre-funded Amount.

An example of such a calculation is represented in the following table:


Example 1 - Table approach:

                             Average          Average          Estimated
                             # of Days        Daily            Liquidity
                             of Unfunded      Volume           Reserve
                             Volume           Amount           Deposit

Authorized Volume              7.3            $1,000,000       $7,300,000
On-Us Volume                   6.0            $   10,000       $   60,000
Unauthorized Volume           14.3            $    1,000       $   14,300

Total Average Volume                          $1,011,000       $7,374,300

Less:
  FDR Pre-funded Amount                                               $1,011,000
  MasterCard Pre-funded Amount                                        $    5,000
  Visa Pre-funded Amount                                              $    5,000
       Total Pre-funded Amount                                 $1,021,000

Total Liquidity Reserve Deposit                                $6,353,300

The Average Number of Days of Unfunded Volume is the sum of the following elements: 1) Transaction Build-up; 2) Date Span; 3) Decision Day/Authorization Suspension Day; and 4) Post-Authorization Block Pipeline. The table below summarizes the components of the Average Number of Days of Unfunded Volume:

                     Transaction   Date    Decision     Post-Auth.   Average
                     Build-up      Span    Day/Auth.    Block        Number of
                                           Suspension   Pipeline     Days of
                                                                     Unfunded
                                                                     Volume
Authorized Volume        3         2.3         2                       7.3
On-Us Volume             3         1           2                       6
Unauthorized Volume      3         2.3         2           7          14.3


The Average Daily Volume Amount shall mean merchandise sales minus returns, plus cash advances, plus balance transfers, and plus debt waiver sales. The Bank will forecast an Average Daily Volume Amount for MCI-owned Credit Card Receivables for the upcoming month, broken out in authorized, on-us, and unauthorized volumes. The Average Daily Volume Amount should be a conservative estimate based on estimated cardholder purchase volumes, new account volume, and portfolio marketing activities.

The Transaction Build Up shall mean the longest number of consecutive days that could build up volume without a cash settlement. This is generally 3 days, assuming a holiday falls next to a weekend on a Friday or Monday. In a month with no holidays next to a weekend, it would be 2 days.

The Date Span shall mean the average time between transaction and settlement dates, and represents the "pipeline" of previously authorized transactions. The Bank will forecast the Date Span on an annual basis, using data supplied by MasterCard (or other source) for authorizations that posted the day after Thanksgiving of the previous year. (The day after Thanksgiving is typically the highest or second highest authorization day of the year and should therefore represent the longest settlement period.) For example, the date span calculation, using November 24, 2000 data, is:

Date Span Calculation
Days           % of           Weighted
Settled        Transactions   Average # of
After          Processed      Days*
Auth.
1              20.00%         0.20
2              35.00%         0.70
3              43.00%         1.29
4                1.50%        0.06
5                0.40%        0.02
6                0.03%        0.00
7                0.03%        0.00
8                0.03%        0.00
Total          100.00%        2.28

* Weighted average # of days is calculated by multiplying days settled after authorization by % of transactions processed.

The Decision Day/Authorization Suspension Day shall mean the amount of time or number of days needed to block or suspend authorizations through FDR, MasterCard, or Visa, plus any additional time needed by the Bank or the OCC to block or suspend such authorizations. For purposes of the LRD calculation, this amount of time shall be two (2) days.

The Post Authorization Block Pipeline is defined as the average number of days of valid transactions that occur after authorizations are blocked.

The Authorized Volume is defined as transactions that receive an authorization number through the MasterCard or Visa network.

The On-us Volume is defined as transactions that represent internal MCI or affiliate sales to DMCCB cardholders.

The Unauthorized Volume is defined as valid transactions that are not authorized by MasterCard or Visa, which the Bank is required to fund (i.e., no charge-back rights). These include transactions authorized by a local authorization provider or below floor limit transactions that do not require authorization.

The Pre-funded Amount is defined as the sum of (i) the forecast for the current day's sales volume that the Bank pre-funds with FDR, the settlement agent ("FDR Pre-funded Amount"), plus (ii) any amount pre-funded with MasterCard ("MasterCard Pre-funded Amount"), plus (iii) any amount pre-funded with Visa ("Visa Pre-funded Amount").2 The FDR Pre-funded Amount is based on the average of previous two (2) days of settled sales volume. For purposes of this LRD calculation, the FDR Pre-funded Amount will equal the total Average Daily Volume Amount. The MasterCard Pre-funded Amount and Visa Pre-funded Amount shall equal amounts, if any, that have been directly prepaid to MasterCard and/or directly prepaid to Visa.


____________
1) MCI purchases open-end, revolving Credit Card Receivables from DMCCB on a daily basis pursuant to the Bank Receivables Purchase Agreement ("RPA"). MCI funding is provided through public placement of issuances through the Master Trust and Private Conduits. MCI will sell Credit Card Receivables to any of: 1) Metris Asset Funding Co. ("MAFC"); 2) Metris Funding Co. ("MFC"); or 3) Metris Receivables, Inc. ("MRI"). When Credit Card Receivables are sold to MRI, they are immediately transferred to the Metris Master Trust ("MMT"). For purposes of the LRD calculation, MCI-owned Credit Card Receivables mean any Credit Card Receivable sold to MCI pursuant to the RPA.

2) At the same time of the daily settlement, the Bank is required by FDR to pre-fund that current day's estimated sales volume in anticipation of the next day's settlement.